UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Boylston Street, 11th Floor

Boston, MA  02116

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item  1.01 Entry into a Material Definitive Agreement.

On March 30, 2018, Rhythm Pharmaceuticals, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Takeda Pharmaceutical Company Limited (“Takeda”) pursuant to which the Company acquired exclusive, worldwide rights from Takeda to develop and commercialize T-3525770 (now RM-853), a potent, orally available ghrelin o-acyltransferase (GOAT) inhibitor currently in preclinical development for Prader-Willi Syndrome (PWS).

Under the terms of the License Agreement, the Company will assume sole responsibility for the global product development and commercialization of RM-853. Takeda will receive an upfront payment of $5 million in the Company’s common stock, back-end development milestones, and single-digit royalties on future RM-853 sales.

Additional information regarding the License Agreement is set forth in the press release (the “Press Release”) attached as Exhibit 99.1 to this Current Report on Form 8-K.  The description of the License Agreement is qualified in its entirety by the full text of the License Agreement which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2017.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 2, 2018, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: April 2, 2018	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer

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